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                                                                      Exhibit 11

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

                                                            Years Ended October 31,
                                                       ---------------------------------
                                                       1997           1996          1995
                                                       ----           ----          ----
                                                   (In thousands, except per share amounts)
Primary:
Income from continuing operations
  before extraordinary items                        $ 48,390        $ 16,603      $    115
Discontinued operations                              (18,000)              -             -
                                                   ------------  ------------  ------------
Income before extraordinary items                     30,390          16,603           115
Extraordinary items, net                                 992               -             -
                                                   ------------  ------------  ------------
Net income                                           $31,382        $ 16,603      $    115
                                                   ============  ============  ============
Weighted average number of common
    shares outstanding                                12,759          11,645        11,416
Number of common equivalent shares
    using the treasury stock method                      312             116           160
                                                   ------------  ------------  ------------
Average number of common shares
    used to compute earnings per share                13,071          11,761        11,576
                                                   ============  ============  ============
Earnings  per common share:
    Continuing operations before
      extraordinary items                           $   3.70        $   1.41      $   0.01
    Discontinued operations                            (1.38)              -             -
    Extraordinary items, net                            0.08               -             -
                                                   ------------  ------------  ------------
Earnings per common share:                          $   2.40        $   1.41      $   0.01
                                                   ============  ============  ============
Fully diluted:
Income from continuing operations
    Before extraordinary items                       $48,390        $ 16,603      $    115
Discontinued operations                              (18,000)              -             -
                                                   ------------  ------------  ------------
Income before extraordinary items                     30,390          16,603           115
Extraordinary items, net                                 992               -             -
                                                   ------------  ------------  ------------
Net income                                          $ 31,382        $ 16,603      $    115
                                                   ============  ============  ============
Weighted average number of common
    Shares outstanding                                12,759          11,645        11,416
Number of common equivalent shares
    using the treasury stock method                      391             169           207
                                                   ------------  ------------  ------------
Average number of common shares
    used to compute earnings per share                13,150          11,814        11,623
                                                   ============  ============  ============
Earnings  per common share:
    Continuing operations before
      Extraordinary items                           $   3.68        $   1.41      $   0.01
    Discontinued operations                            (1.37)              -             -
    Extraordinary items, net                            0.08               -             -
                                                   ------------  ------------  ------------
Earnings  per common share:                         $   2.39        $   1.41      $   0.01
                                                   ============  ============  ============
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